UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2026 (May 14, 2026)

Libity

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41383	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Century Yard, Cricket Square Elgin Avenue P.O. Box 1111, George Town Grand Cayman, Cayman Islands	KY1-1102
(Address of principal executive offices)	(Zip Code)

+1 (345) 949-5122

(Registrant’s telephone number, including area code)

Investcorp AI Acquisition Corp.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	IVCAUF	OTC Bulletin Board
Class A ordinary shares, par value $0.0001 per share	IVCAF	OTC Bulletin Board
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	IVAWF	OTC Bulletin Board

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 14, 2026, Investcorp AI Acquisition Corp., a Cayman Islands exempted company (the “Company”), held an extraordinary general meeting of its shareholders (the “Meeting”). Shareholder approval of the matters set forth below was obtained at the Meeting by the holders of 99.6% of the issued and outstanding voting shares of the Company. An Information Statement relating to the Meeting was furnished to shareholders pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and Rule 14c-1 thereunder.

At the Meeting, the shareholders approved certain amendments to the Company’s Amended and Restated Memorandum and Articles of Association as described below.

Name Change

At the Meeting, by special resolution, the shareholders approved the change of the Company’s name from “Investcorp AI Acquisition Corp.” to “Libity” (the “Name Change”). The Name Change was approved with 6,468,750 votes in favor, representing 99.6% of the outstanding ordinary shares, and no votes against.

Extension of Business Combination Deadline

At the Meeting, by special resolution, the shareholders approved an extension of the date by which the Company must consummate a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities from May 12, 2027 to May 12, 2028 (the “Extension”). The Extension was approved with 6,468,750 votes in favor, representing 99.6% of the outstanding ordinary shares, and no votes against.

Adoption of Second Amended and Restated Memorandum and Articles of Association of Libity (formerly Investcorp AI Acquisition Corp.)

In connection with the approval of the Name Change and the Extension, the Company’s Amended and Restated Memorandum and Articles of Association were amended and restated in their entirety and replaced with the Second Amended and Restated Memorandum and Articles of Association (the “Second A&R M&A”). The Second A&R M&A reflects the Name Change and amends Article 36.2 to extend the date by which the Company must consummate a business combination to May 12, 2028.

The foregoing descriptions of the Name Change and the Extension are summaries only and are qualified in their entirety by reference to the full text of the Second A&R M&A, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Extraordinary General Meeting Results

As of April 28, 2026, there were 6,494,770 ordinary shares of the Company issued and outstanding, consisting of 6,494,769 Class A ordinary shares and one Class B ordinary share. At the Meeting, 6,468,750 ordinary shares were represented, constituting 99.6% of the issued and outstanding ordinary shares and a quorum for the transaction of business.

Both proposals submitted to shareholders at the Meeting were approved, with 6,468,750 votes in favor and no votes against for each proposal.

Item 8.01	Other Events.

Redemptions

In connection with the Extension, shareholders had the opportunity to redeem their public shares. As of the redemption deadline of 5:00 p.m. Eastern Time on May 12, 2026, holders of 11,896 Class A ordinary shares exercised their right to redeem such shares for a pro rata portion of the funds held in the Company’s trust account.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Second Amended and Restated Memorandum and Articles of Association
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBITY

Date: May 20, 2026	By:	/s/ Vikas Mittal
	Name:	Vikas Mittal
	Title:	Principal Executive Officer

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